EXHIBIT 99.1

Contact:
Nutra Pharma Corp. David Isserman 877-895-5647 IR@nutrapharma.com

Nutra Pharma Announces Fourth Quarter Sales for its Over-the-Counter (OTC) Pain Reliever, Cobroxin

Nutra Pharma has announced that its over-the-counter (OTC) pain reliever, Cobroxin, has generated sales totaling $583,955 for the fourth quarter ending December 31, 2009.

Plantation, FL. – February 2, 2010 - Nutra Pharma Corp. (OTCBB: NPHC), a biotechnology company that is developing treatments for Adrenomyeloneuropathy (AMN), HIV and Multiple Sclerosis (MS), has announced today that sales of its recently launched over-the-counter pain reliever, Cobroxin, totaled $583,955 for the fourth quarter ending December 31, 2009.

“We were extremely pleased with our fourth quarter Cobroxin sales, especially given its initial limited retail availability,” explained Rik J Deitsch, Chairman and CEO of Nutra Pharma Corporation. “With the positive feedback we have received from Cobroxin consumers and retailers, we remain optimistic about the future growth of Cobroxin as we move into 2010,” he added.

Cobroxin is the first over-the-counter (OTC) pain reliever clinically proven to treat moderate to severe (Stage 2) chronic pain. The drug, which began selling in mid-October 2009, is currently available as an oral spray for treating lower back pain, migraines, neck aches, shoulder pain, cramps and neuralgia and as a topical gel for treating joint pain and pain associated with repetitive stress and arthritis.

Cobroxin’s additional benefits include:

•	All Natural

•	Non-Addictive

•	Non-Narcotic

•	Non-Opiate

•	Long Lasting

Cobroxin is currently sold online and through brick-and-mortar retailers and is distributed by XenaCare Holdings (OTCBB: XCHO), a consumer products company, which is licensed to market and distribute Cobroxin throughout the United States.

About Nutra Pharma Corp.
Nutra Pharma Corporation (the “Company”) operates as a biotechnology company specializing in the acquisition, licensing, and commercialization of pharmaceutical products and technologies for the management of neurological disorders, cancer, autoimmune, and infectious diseases. The Company, through its subsidiaries, carries out basic drug discovery research and clinical development, and also seeks strategic licensing partnerships to reduce the risks associated with the drug development process.  Nutra Pharma’s wholly-owned drug discovery subsidiary, ReceptoPharm, is developing proprietary therapeutic protein products primarily for the prevention and treatment of viral and neurological diseases, including Multiple Sclerosis (MS), Adrenomyeloneuropathy (AMN), Human Immunodeficiency Virus (HIV), and pain in humans. Additionally, ReceptoPharm provides contract research services through its ISO class 5 and GMP certified facilities. The Company’s wholly-owned medical devices subsidiary, Designer Diagnostics, engages in the research and development of diagnostic test kits designed to be used for the rapid identification of infectious diseases, such as Nontuberculous Mycobacteria (NTM). Nutra Pharma continues to identify intellectual property and companies in the biotechnology arena that it investigates about possibly acquiring or establish strategic partnerships with.

http://www.NutraPharma.com
http://www.Cobroxin.com

Disclaimer
This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in Nutra Pharma's ("the Company") business plan. The Company's business is subject to various risks, which are discussed in the Company's filings with the Securities and Exchange Commission ("SEC").  The above statements pertaining to Cobroxin sales for the fourth quarter of 2009 should not be construed as an indication in any way whatsoever of: (a) the Company’s financial value; and/or (b) any predictive value of the Company’s future  stock price.   The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

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